Exhibit 99.1

Vertex Special Opportunities Fund III, LP

825 Third Avenue, 33rd Floor

New York, New York 10022

VIA ELECTRONIC DELIVERY AND OVERNIGHT MAIL

December 30, 2014

Mark Liu

General Counsel

Meru Networks

894 Ross Drive

Sunnyvale, California

Mark:

Reference is hereby made to that certain Nomination and Standstill Agreement dated January 13, 2014 (the “Agreement) by and among Potomac Capital Partners III, LP. (“PCP III”) and certain of its affiliates (collectively, the “Group”), Meru Networks, Inc. (the “Company”), Eric Singer and Stephen Domenik. Pursuant to Section 5 (b) of the Agreement, Vertex Special Opportunities Fund III, LP, as successor to PCP III and on behalf of the Group, hereby notifies the Company that the Group is exercising its right to terminate the Agreement, effective immediately.

Eric Singer